UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 14, 2016

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2016, Tiptree Operating Company, LLC (“Operating Company”), the subsidiary through which Tiptree Financial Inc. (“Tiptree”) conducts its operations, entered into a Third Amendment (the “Amendment”) to its Credit Agreement dated as of September 18, 2013 by and among Operating Company, as borrower, the lenders party thereto from time to time and Fortress Credit Corp. ("Fortress"), as administrative agent, collateral agent and lead arranger (as so amended, the “Credit Agreement”).

Operating Company and Fortress entered into the Amendment to reflect Tiptree's formation of a consolidated group for federal income tax purposes and Operating Company's change from a partnership to a corporation for tax purposes. The Amendment amends the definition of "Permitted Tax Distributions" to provide that as long as Operating Company is a member of a consolidated group for U.S. tax purposes, it may make such tax distributions.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) List of Exhibits:

10.1
Third Amendment to the Credit Agreement, by and among Tiptree Operating Company, LLC, Fortress Credit Corp. as Administrative Agent, Collateral Agent and Lead Arranger, and the lenders party thereto, dated as of January 14, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date:	January 14, 2016	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer